Exhibit 10.25
AMENDMENT
TO
AMENDED AND RESTATED OMNIBUS AGREEMENT
This Amendment to Amended and Restated Omnibus Agreement (the “Amendment”) is entered into on, and effective as of, January 1, 2016 (the “Effective Date”), and is by and among CrossAmerica Partners LP (formerly known as Lehigh Gas Partners LP), a Delaware limited partnership (the “MLP” or the “Partnership”), CrossAmerica GP LLC (formerly known as Lehigh Gas GP LLC), a Delaware limited liability company and the general partner of the MLP (the “General Partner”), Dunne Manning Inc. (formerly known as Lehigh Gas Corporation), a Delaware corporation (“LGC”), CST Services, LLC, a Delaware limited liability company (“CST”), and, for purposes of Article X of the Agreement only, Dunne Manning Stores, LLC (formerly known as Lehigh Gas-Ohio, LLC), a Delaware limited liability company (“LGO”), and, for purposes of Section 2.5, Article X and Article XI of the Agreement only, Joseph V. Topper, Jr. (“Topper”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in Section 1.1 of the Agreement.
RECITALS:
WHEREAS, the Parties are parties to that certain Amended and Restated Omnibus Agreement with an effective date of October 1, 2014 (the “Agreement”); and
WHEREAS, the Parties wish to amend certain provisions of the Agreement as set forth below pursuant to Section 12.6 of the Agreement.
NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 5.1(a) is hereby deleted in its entirety and replaced with the following:
5.1 Management Fee.
(a) The Partnership shall pay CST a management fee for providing the Services in an amount equal to (i) $856,000 per month (the “Base Management Fee”) plus (ii) the Variable Wholesale Rate (as defined below) times each gallon of wholesale motor fuel distributed by the Partnership and its subsidiaries per month (the “Variable Wholesale Management Fee”) plus (iii) $0.015 for each gallon of retail motor fuel sold by the Partnership and its subsidiaries through their commission agents per month (the “Variable Retail Management Fee,” together with the Variable Wholesale Management Fee, the “Variable Management Fee”). The “Variable Wholesale Rate” shall be zero ($0.00) for the first 500 million gallons in the applicable calendar year, $0.0030 for the next 500 million gallon in such year, and $0.0020 for all gallons above 1,000 million gallons in such year. The Base Management Fee and the Variable Management Fee are collectively referred to as the “Management Fee.” The Base Management Fee shall be due and payable, in advance, on the first Business Day of each month. The Variable Management Fee shall be paid by the Partnership to CST as soon as practicable upon receipt by the General Partner of an invoice from CST setting forth the Variable Management Fee owed by the Partnership to CST. If requested by the General Partner, CST’s invoice for the Variable Management Fee shall provide reasonably detailed documentation supporting the gallons of motor fuel distributed reflected on such invoice. Notwithstanding the foregoing, the General Partner and CST, at their discretion, may waive all or any portion of the Management Fee to the extent that all or a portion of the management services provided hereunder are either purchased from another party or not required by the Partnership.
2.Miscellaneous. The provisions of the Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to any choice of law principles. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment on, and effective as of, the Effective Date.
CROSSAMERICA PARTNERS LP
By:    CrossAmerica GP LLC, its General Partner

By:    /s/ Jeremy L. Bergeron
    Jeremy Bergeron
President
CROSSAMERICA GP LLC

By:    /s/ Jeremy L. Bergeron
    Jeremy Bergeron
President
DUNNE MANNING INC.

By:    /s/ Joseph V. Topper, Jr.
    Joseph V. Topper, Jr.
    Chief Executive Officer
CST SERVICES LLC

By:    /s/ Kimberly S. Lubel
    Kimberly S. Lubel
    President and Chief Executive Officer
FOR PURPOSES OF ARTICLE X OF THE AGREEMENT
DUNNE MANNING STORES, LLC

By:    /s/ Joseph V. Topper, Jr.

Signature Page to Amendment to Amended and Restated Omnibus Agreement

FOR PURPOSES OF SECTION 2.5, ARTICLE X, AND ARTICLE XI OF THE AGREEMENT

/s/ Joseph V. Topper, Jr.
Joseph V. Topper, Jr.

Signature Page to Amendment to Amended and Restated Omnibus Agreement